Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in this Registration Statement on Form S-4 of TTM Technologies, Inc. of our report dated 23 December 2009 relating to the combined financial statements of the Printed Circuit Board Business of Meadville Holdings Limited which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Hong Kong
3 February 2010